Exhibit 10.2

REIMBURSEMENT AGREEMENT

BY AND BETWEEN

LIFECORE BIOMEDICAL, LLC

AND

BMO HARRIS BANK N.A.

IN CONNECTION WITH

$3,543,151 LETTER OF CREDIT

Dated As Of:  May 23, 2012

This Instrument Was Drafted By: WINTHROP & WEINSTINE, P.A. 225 South Sixth Street, Suite 3500 Minneapolis, Minnesota 55402

TABLE OF CONTENTS

i

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT, made as of the 23rd day of May, 2012, by and between LIFECORE BIOMEDICAL, LLC, a Minnesota limited liability company formerly known as Lifecore Biomedical, Inc., a Minnesota corporation (the “Borrower”), and BMO HARRIS BANK N.A., a national banking association with its banking house located in Minneapolis, Minnesota (the “Lender”).

ARTICLE I.

DEFINITIONS

SECTION 1.1.                           Defined Terms.  As used in this Agreement, the following terms shall have the meanings set out respectively after each (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)           Agreement:  this Reimbursement Agreement.

(b)           Bond Documents:  individually or collectively, as the context requires, the Loan Agreement, the Indenture, the Remarketing Agreement and the Tax Exemption Agreement.

(c)           Bonds:  the Variable Rate Demand Purchase Revenue Bonds (Lifecore Biomedical, Inc. Project), Series 2004, issued by the Issuer, currently outstanding in the aggregate principal amount of $3,500,000.

(d)           Borrower Bonds:  any Bonds which may from time to time have been purchased with proceeds of a Liquidity Drawing.

(e)           Borrower Documents:  collectively, this Agreement, the Credit Agreement, the Mortgage, the Pledge and Security Agreement and any and all other documents and instruments executed by the Borrower and delivered to the Lender in connection with the financing transaction contemplated hereby.

(f)            Cash Collateral Account:  shall have the meaning assigned thereto in Section 4.11 hereof.

(g)           Commitment:  the commitment of the Lender hereunder to issue the Letter of Credit.

(h)           Credit Agreement:  the Credit and Security Agreement of even date herewith by and between the Borrower and the Lender, as the same may be extended, renewed, restated or modified from time to time.

(i)            Credit Enhancement Fee:  shall have the meaning assigned thereto in Section 4.2 hereof.

(j)            Event of Default:  any of the events of default specified in Section 6.1 hereof.

(k)           Indenture:  the Indenture of Trust dated as of August 1, 2004, by and between the Issuer and the Trustee.

(l)            Issuer:  the City of Chaska, Minnesota.

(m)          Issuing Bank:  Bank of Montreal, acting through its Chicago Branch.

(n)           Land:  the real property upon which the Project relating thereto is situated which is legally described on Exhibit A to the Mortgage.

(o)           Letter of Credit:  the Irrevocable Letter of Credit No. BMCH369224OS issued by the Issuing Bank to the Trustee for the account of the Borrower in the original stated amount of $3,543,151 (calculated by adding the sum of (i) $3,500,000 representing the outstanding principal amount of the Bonds plus (ii) $43,151 representing a forty-five (45) day interest reserve on the Bonds calculated at 10%).

(p)           LIBOR Rate:   the annual rate equal to the rate at which U.S. dollar deposits are offered on the first (1st) day of each calendar month on or about 9 a.m., Milwaukee, Wisconsin, time (rounded upwards, if necessary, to the nearest 1/16th or 1%) as determined by the British Bankers Association (BBA LIBOR) and reported by a major news service selected by Lender (such as Reuters, Bloomberg or Moneyline Telerate).  If BBA LIBOR for the one (1) month period is not provided or reported on the first (1st) day of a month because, for example, it is a weekend or holiday or for another reason, LIBOR shall be established as of the preceding day on which a BBA LIBOR rate is provided for a one (1) month period and reported by the selected news service.

(q)           Liquidity Advance:  shall have the meaning assigned thereto in Section 4.1(b) hereof.

(r)            Liquidity Drawing:  any drawing in the form of Exhibit B to the Letter of Credit made under the Letter of Credit to pay the principal portion of and the accrued and unpaid interest on those Bonds which have been tendered and are to be remarketed by the Remarketing Agent.

(s)           Loan Agreement:  the Loan Agreement dated as of August 1, 2004, by and between the Borrower and the Issuer.

(t)            Mortgage:  the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith executed by the Borrower in favor of the Lender, pursuant to which the Borrower has granted to the Lender a first priority mortgage lien and security interest in and to, and a first assignment of leases and rents with respect to, the Project to secure repayment of the Borrower’s obligations to Lender under the Borrower Documents.

(u)            Obligation of Reimbursement:  shall have the meaning assigned thereto in Section 4.1 hereof.

(v)           Organizational Documents:  collectively, the following documents each of which shall be in form and substance reasonably acceptable to the Lender:

(1)           a copy of the Articles of Organization of the Borrower, duly certified by the Secretary of State of the State of Minnesota;

(2)           a copy of the Limited Liability Company Agreement of the Borrower, duly certified by an officer of the Borrower;

(3)           an original current Certificate of Good Standing for the Borrower, duly issued by the Secretary of State of the State of Minnesota; and

(4)           a copy of the resolutions of the Borrower authorizing the execution, delivery and performance of the Borrower Documents, duly certified by an officer of the Borrower.

(w)           Permitted Encumbrances:  shall have the meaning assigned thereto in the Mortgage.

(x)            Pledge and Security Agreement:  the Pledge and Security Agreement of even date herewith by and between the Borrower and the Lender.

(y)           Project:  the manufacturing facility located on the Land, as the same may from time to time exist.

(z)            Remarketing Agreement:  the Remarketing Agreement dated as of August 1, 2004, by and between the Borrower and the Remarketing Agent.

(aa)          Tax Exemption Agreement:  the Tax Exemption Agreement dated as of August 1, 2004, by and among the Issuer, the Borrower and the Trustee.

(bb)          Tax Opinion: an opinion of counsel in form and substance acceptable to the Lender required by Section 4.10 of the Loan Agreement.

(cc)           Trustee:  Wells Fargo Bank, National Association, and any co-trustee or successor trustee appointed, qualified and then acting under the provisions of the Indenture.

SECTION 1.2.                           Other Terms.  All capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings for purposes of this Agreement as are assigned to such terms in Article I of the Indenture or Section 1.01 of the Loan Agreement, as the case may be, including, without limitation, the following terms:  Interest Payment Date; Business Day; Remarketing Agent; and Substitute Letter of Credit.

SECTION 1.3.                           Reimbursement Agreement Controlling.  To the extent there exists any inconsistencies as between the terms and/or provisions contained in this Agreement and the Bond Documents, the language in this Agreement shall control.

ARTICLE II.

COMMITMENT TO ISSUE LETTER OF CREDIT

SECTION 2.1.                           Issuance of Letter of Credit.  The Lender and the Borrower agree that, on the terms and subject to the conditions hereinafter set forth, the Lender shall cause the Issuing Bank to issue the Letter of Credit to secure payment of the Bonds.

SECTION 2.2.                           Expiration, Extension of Letter of Credit.  The Letter of Credit shall have an initial expiration date of September 1, 2013, but shall be automatically renewable for successive periods of one (1) year each (but in no event later than September 1, 2015), unless the Lender determines not to renew the Letter of Credit and gives written notice of such non-renewal to the Borrower and the Trustee at least sixty (60) calendar days prior to the expiration of the Letter of Credit.  The Borrower acknowledges and agrees that the Lender shall have no obligation to renew or extend the Letter of Credit at any time in the future.  The Borrower agrees to pay to the Lender within ten (10) days after written demand such fees as are customarily charged by the Lender in connection with extensions of letters of credit, as the same may change from time to time, which are currently in the amount of $1,000 per extension.  The Borrower further acknowledges and understands that the Bonds will be subject to mandatory redemption if the Lender does not extend the Letter of Credit thereby resulting in a draw under the Letter of Credit unless a Substitute Letter of Credit is delivered to the Trustee pursuant to the  Indenture or unless the Bonds are re-marketed pursuant to the terms of the Indenture.

SECTION 2.3.                           Draw Under Letter of Credit to Redeem Bonds.  The Borrower acknowledges and agrees that the consent of the Lender is required in order for the Trustee to submit a drawing under the Letter of Credit for the purpose of optionally redeeming Bonds pursuant to the Indenture.  The Lender shall give such consent provided (a) no Event of Default has occurred and is then continuing, and (b) the Borrower provides evidence acceptable to the Lender that the Borrower will have deposited into the Cash Collateral Account by the time a drawing is submitted under the Letter of Credit an amount sufficient to reimburse the Lender for the amount of such draw.  Amounts in the Cash Collateral Account may be utilized to reimburse the Lender for amounts drawn under the Letter of Credit, but not to fund draws under the Letter of Credit.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.1.                           Conditions Precedent to Issuance of Letter of Credit.  The obligation of the Lender to issue the Letter of Credit shall be subject to the conditions precedent that it shall have received and approved the following:

(a)           the Borrower Documents, duly executed and delivered by the Borrower;

(b)           the Bond Documents, duly executed by the parties thereto;

(c)           the Organizational Documents;

(d)           evidence that the Mortgage has been duly recorded in the office of the County Recorder or the Registrar of Titles (as the case may be) for the county in which the Land is located;

(e)           evidence that UCC-1 financing statements have been duly filed of record in the office of the Minnesota Secretary of State, serving to perfect a valid first lien on the personal property subject to the Mortgage and the Credit Agreement;

(f)           an opinion of counsel for the Borrower dated as of the date hereof and acceptable in form and substance to the Lender;

(g)           a Tax Opinion issued in connection with the issuance of the Letter of Credit;

(h)           the Credit Enhancement Fee in the amount of $7,500 for the Letter of Credit that will accrue from May 23, 2012, through and including August 31, 2012, as required under Section 4.2 hereof;

(i)            evidence of payment of all expenses incurred by the Lender which are payable by the Borrower pursuant to Section 8.2 hereof; and

(j)            such other documents and instruments as the Lender may reasonably request.

SECTION 3.2.                           Conditions Precedent to Liquidity Advances.  Following any payment by the Lender under the Letter of Credit pursuant to a Liquidity Drawing, a Liquidity Advance shall be made available to the Lender only if on the date of payment of such Liquidity Drawing by the Lender the following statements shall be true:

(a)           the representations and warranties of the Borrower contained in Article IV of this Agreement and in the Bond Documents are correct in all material respects on and as of the date of such payment as though made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been correct in all material respects as of such earlier date); and

(b)           no event has occurred and is continuing, or would result from such payment, which constitutes an Event of Default.

Unless the Borrower shall have previously advised the Lender in writing that one or both of the above statements is no longer true, the Borrower shall be deemed to have represented and warranted on the date of such payment that both of the above statements are true and correct.

ARTICLE IV.

REIMBURSEMENTS AND OTHER PAYMENTS;
LENDER’S RIGHT TO CURE

SECTION 4.1.                           Obligation of Reimbursement.

(a)           The Borrower hereby agrees to pay to the Lender (the “Obligation of Reimbursement”) (i) on the day that the Lender honors a draw under the Letter of Credit  (other than a Liquidity Drawing) a sum equal to the amount drawn under the Letter of Credit  plus any and all reasonable charges and expenses which the Lender may pay or incur relative to such draw, (ii) on demand, any amounts advanced by the Lender in its sole discretion to cure any event of default under the Bond Documents, and (iii) on demand, interest on all amounts remaining unpaid by the Borrower to the Lender under this Agreement at any time accruing from the date such amounts become payable (in the case of an amount payable on demand, which interest shall accrue from the date the Lender is first entitled to demand payment, regardless of whether a demand for payment is actually made), until payment in full, at an annual rate equal to two and one-quarter percent (2.25%) per annum in excess of the LIBOR Rate, as the same changes from time to time; provided, however, that no interest shall accrue or be payable on any amounts paid by the Lender pursuant to a draw submitted under the Letter of Credit if the full amount of such draw is reimbursed by the Borrower to the Lender, by 2:00 o’clock p.m. on the same day such draw is paid by the Lender.  The Borrower agrees that it will have deposited with the Lender into the Cash Collateral Account at least one (1) Business Day before a draw is made under the Letter of Credit an amount equal to the anticipated amount of such draw, other than a Liquidity Drawing.

(b)           If the conditions precedent contained in Section 3.2 hereof are satisfied at the time of payment by the Lender of any Liquidity Drawing, such Liquidity Drawing shall constitute an advance (each a “Liquidity Advance”) to the Borrower.  The Borrower hereby agrees to pay the Obligation of Reimbursement relating to a Liquidity Advance on the earliest to occur of (i) the date on which any Bonds purchased with funds disbursed under the Letter of Credit in connection with the Liquidity Drawing related to such Liquidity Advance are redeemed, prepaid or canceled pursuant to the Indenture, (ii) the date on which any Bonds purchased with funds disbursed under the Letter of Credit in connection with the Liquidity Drawing are remarketed pursuant to the Indenture, (iii) the date on which the Letter of Credit is replaced by a Substitute Letter of Credit pursuant to the terms of the Indenture and the Loan Agreement, (iv) the date on which all of the Bonds are converted to bear interest at a rate other than a variable rate, (v) the date which is 30 days after the date such Liquidity Advance was created, (vi) the expiration date of the Letter of Credit, and (vii) the date of the occurrence of an Event of Default.  The Borrower also promises to pay to the Lender interest on the unpaid principal amount of each Liquidity Advance from the date such Liquidity Advance is made until it is paid in full as provided herein, at a rate per annum equal to two and one-quarter percent (2.25%) per annum in excess of the LIBOR Rate, as the same changes from time to time, which shall be payable monthly in arrears (commencing one month after the making of the related Liquidity Advance), and on the date that the final principal installment of such Liquidity Advance is payable as herein provided.  The Borrower’s obligation to repay each Liquidity Advance and to pay interest thereon as provided herein shall be evidenced and secured by the related Borrower Bonds and all of the Borrower Documents.  Borrower Bonds shall bear interest at the rate of interest applicable to the related Liquidity Advance from time to time in effect.

(c)           Any Liquidity Advance created pursuant to paragraph (b) above may be prepaid in whole or in part at any time without premium or penalty on any Business Day.

(d)           Upon the Lender’s receipt of any payment or prepayment of any Liquidity Advance, the amount of such Liquidity Advance shall be reduced by the amount of such payment or prepayment.

(e)           Upon honoring any Liquidity Drawing, the Lender shall be deemed to have purchased the Borrower Bonds in respect of which such Liquidity Drawing is made, and the Borrower shall cause the Trustee to hold such Borrower Bonds for the benefit of the Lender in accordance with the Pledge and Security Agreement.  To the extent that the Lender actually receives payment in respect to principal of or interest on any Borrower Bond held by the Lender, the Liquidity Advance made in connection with the purchase of such Borrower Bond shall be deemed to have been reduced pro tanto, with the Lender crediting any payment on such Borrower Bond received by the Lender, first to the payment of any outstanding interest accrued on the related Liquidity Advance, and second to the payment of the principal of such Liquidity Advance.  Any such payment or prepayment to be applied to principal of Liquidity Advances hereunder shall be applied to the prepayment of related Liquidity Advances in chronological order of their issuance hereunder, and within each Liquidity Advance in inverse order of the principal installments payable thereon.  Following the occurrence of an Event of Default, any payments received by the Lender hereunder shall be applied by the Lender to the payment of the Obligation of Reimbursement in such order as the Lender shall determine.

SECTION 4.2.                           Payment of Credit Enhancement Fee.  So long as the Letter of Credit is outstanding, the Borrower agrees to pay the Lender a credit enhancement fee with respect to the Letter of Credit (the “Credit Enhancement Fee”) for each year during the term of the Letter of Credit in an amount equal to three-quarters of one percent (0.75%) per annum of the maximum amount available to be drawn under the Letter of Credit as of the date of issuance of the Letter of Credit and as of September 1 of each calendar year thereafter.  The Credit Enhancement Fee shall be payable in advance on the date hereof and on each September 1 thereafter while the Letter of Credit is outstanding.  Notwithstanding the foregoing, if and for so long as an Event of Default has occurred and continues or exists, then, at the Lender’s option, the Credit Enhancement Fee shall thereafter be increased by an additional two percent (2.00%) per annum.

SECTION 4.3.                           Capital Adequacy/Change in Law.  If any change in any law or regulation or in the interpretation thereof by any court or administrative governmental authority charged with the administration thereof occurring after the date of this Agreement shall either (a) impose, modify or deem applicable or modify any capital adequacy, reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of the Lender (including without limitation, a requirement which affects the Lender’s allocation of capital resources), or (b) impose on the Lender any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost (including without limitation, reserve or similar cost) to the Lender of issuing or maintaining the Letter of Credit or reduce the Lender’s return hereunder or all or any of the Lender’s capital is reduced (which increase in cost or reduction in return shall be determined by the Lender’s reasonable allocation of the aggregate of such cost increases or return reductions resulting from such events), then within ten (10) days after written demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for such increased cost which will be incurred from and after the Lender first provides notice to the Borrower of such increase, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided for in Section 4.1 hereof.  A certificate as to such increased costs incurred by the Lender as a result of any event mentioned in clause (a) or (b) above, submitted by the Lender to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

SECTION 4.4.                           Computation of Credit Enhancement Fee and Interest.  The Credit Enhancement Fee and interest payable on amounts due under this Agreement shall be computed on a 365/360 basis.  With respect to the Credit Enhancement Fee, this means applying the ratio of the Credit Enhancement Fee over a year of 360 days, multiplied by the maximum amount then available to be drawn under the Letter of Credit, multiplied by the actual number of days for which the Credit Enhancement Fee is calculated.  With respect to interest, this means applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding Obligation of Reimbursement, multiplied by the actual number of days the Obligation of Reimbursement is outstanding.  The Credit Enhancement Fee and all interest payable hereunder shall be computed using this method.  This calculation results in a higher effective Credit Enhancement Fee and interest rate than the numeric amounts stated herein.

SECTION 4.5.                           Right of Lender to Cure Defaults Under Bond Documents.  If the Borrower shall fail to make any payments under the Bond Documents on the day such payment is first due and payable by the Borrower, or shall fail to comply with any other covenant or agreement of the Borrower under the Bond Documents, or if any other default or event of default shall occur under the Bond Documents, the Lender shall have the option, in the Lender’s sole discretion, to cure any such failure by taking action reasonably required to effect such cure, including, without limitation, making the required payment directly to the Trustee.  Any such payment by the Lender shall constitute an advance repayable by the Borrower in accordance with Section 4.1 hereof.  The Borrower shall be responsible for any costs and/or expenses incurred by the Lender in curing any such default or event of default.

SECTION 4.6.                         Payments.  All payments by the Borrower to the Lender hereunder shall be made in lawful currency of the United States in immediately available funds at the Lender’s office at 50 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402.  In addition, the Lender shall have the right to debit any of the Borrower’s accounts at the Lender without further authorization of the Borrower to make any such payments.  If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees.

SECTION 4.7.                           Collateral.  The Borrower hereby acknowledges that the Obligation of Reimbursement and each and every other liability and indebtedness of the Borrower under the Borrower Documents is secured by the Mortgage, the Pledge and Security Agreement and the Credit Agreement.

SECTION 4.8.                           Letter of Credit Fees.  In addition to the Credit Enhancement Fee, the Borrower shall pay to the Lender, within ten (10) days after written demand, such fees as are customarily charged by the Lender from time to time in connection with the extension, amendment and administration of letters of credit, as the same change from time to time, including, without limitation, an administrative fee of $300 for each draw under the Letter of Credit which is in full compliance with the terms of the Letter of Credit and $400 for each draw under the Letter of Credit which is not in full compliance with the terms of the Letter of Credit.  The Borrower shall also pay a customary transfer fee to the Lender if the Letter of Credit is transferred to a successor trustee under the Indenture.

SECTION 4.9.                           Required Deposits. On the date hereof, the Borrower has deposited into the Cash Collateral Account the sum of $255,000.  Commencing on May 25, 2012, and continuing on the twenty-fifth (25th) day of each calendar month thereafter during the term of this Agreement, the Borrower shall deposit into the Cash Collateral Account an amount equal to one-twelfth (1/12th) of the next scheduled mandatory sinking fund payment under the Indenture.  In addition, to the extent not paid from deposits made pursuant to the preceding sentence, Borrower shall deposit into the Cash Collateral Account at least five (5) Business Days prior to the date of each required redemption under the Indenture an amount sufficient to reimburse Lender for the amount of such redemption.  Amounts in the Cash Collateral Account may be utilized to reimburse the Lender for amounts drawn under the Letter of Credit, but not to fund draws under the Letter of Credit.

SECTION 4.10.                           Variable Interest Rate.  The interest rate on the Obligation of Reimbursement is subject to change from time to time based on changes in an independent index which is the one month British Bankers Association (BBA) LIBOR and reported by a major news service selected by the Lender (such as Reuters, Bloomberg or Moneyline Telerate).  If BBA LIBOR for the one month period is not provided or reported on the first day of a month because, for example, it is a weekend or a holiday or for another reason, the One Month LIBOR Rate shall be established as of the preceding day on which a BBA LIBOR rate is provided for the one month period and reported by the selected news service (the “Index”).  The Index is not necessarily the lowest rate charged by the Lender on its loans.  If the Index becomes unavailable during the term of this Agreement, the Lender may designate a substitute index after notifying the Borrower.  The Lender will tell the Borrower the current index rate upon the Borrower’s request.  The interest rate change will not occur more often than each first day of each calendar month and will become effective without notice to the Borrower.

SECTION 4.11.                           Cash Collateral Account.  There is hereby established a Cash Collateral Account (the “Cash Collateral Account”) in the Borrower’s name with the Lender which shall be funded and administered in accordance with the terms set forth herein.  The Lender will from time to time invest funds on deposit in the Cash Collateral Account in a money market account with the Lender.

(1)           The Borrower hereby pledges and grants to the Lender a security interest in all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts dues and to become due from the Borrower to the Lender under this Agreement.

(2)           The Lender may, at any time or from time to time after funds are deposited in the Cash Collateral Account, apply funds then held in the Cash Collateral Account to the payment of any amounts, in such order as the Lender may elect, as shall have become or shall become due and payable by the Borrower to the Lender under this Agreement as reimbursement for draws made under the Letter of Credit.

(3)           Neither the Borrower nor any person or entity claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that after the expiration of the Letter of Credit in accordance with its terms and the payment of all amounts payable by the Borrower to the Lender under this Agreement, any funds remaining in the Cash Collateral Account shall promptly be returned by the Lender to the Borrower or paid to whomever may be legally entitled thereto.

(4)           The Borrower agrees that it will not (A) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein, or (B) create or permit to exist any lien, security interest or other change or encumbrance upon or with respect to the Cash Collateral Account.

(5)           The Lender shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Lender accords its own property it being understood that the Lender shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

ARTICLE V.

WARRANTIES, REPRESENTATIONS AND COVENANTS

SECTION 5.1.                           Warranties and Representations.  The Borrower hereby warrants, represents and certifies to and for the benefit of the Lender as follows:

(a)           the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and to own its property and conduct its business as presently conducted and as proposed to be conducted;

(b)           the Borrower possesses adequate licenses, certificates, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted;

(c)           the execution, delivery and performance by the Borrower of the Borrower Documents will not violate any provision of the organizational documents of the Borrower or of any law, rule, regulation or court order or result in the breach of or constitute a default under any indenture or loan, credit or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or affected or result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of its properties or assets contrary to the terms of any such instrument or agreement;

(d)           each of the Borrower Documents and the Bond Documents constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms (except, as to enforceability, to the extent limited by bankruptcy, insolvency and other similar laws affected creditors’ rights generally);

(e)           the Project and the use thereof are permitted by and complies in all material respects with all presently applicable use or other restrictions and requirements in prior conveyances, zoning ordinances and all development, pollution control, water conservation and other laws, regulations, rules and ordinances of the United States and the State of Minnesota and the respective agencies thereof, and the political subdivision in which the Project is located;

(f)           there is no suit, action or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely determined, would materially and adversely affect its business, properties, operations, assets or condition (financial or otherwise) or the validity of any of the transactions contemplated by the Borrower Documents and the Bond Documents or any of the documents related thereto, or the ability of the Borrower to perform its obligations hereunder or thereunder or as contemplated hereby or thereby;

(g)           the Borrower has furnished the Lender with financial statements for the Borrower, each of which financial statements fairly presents the financial condition of the Borrower at and as of the date thereof, and, as of said date, there were no material liabilities of the Borrower, direct or indirect, fixed or contingent, which were not reflected in the financial statements or the notes thereto;

(h)           the Borrower has filed all federal and state tax returns and reports required to be filed, which returns properly reflect the taxes owed by it for the period covered thereby and they have paid or made appropriate provisions for the payment of all taxes which may become due pursuant to said returns and for the payment of all present installments of any assessments, fees and other governmental charges upon it or upon any of its property except for such taxes which are being diligently contested in good faith by appropriate proceedings;

(i)             no consent, approval or authorization of or permit or license from or registration with or notice to any federal or state regulatory authority or any third party is required in connection with the making or performance of the Borrower Documents, the Bond Documents or any document or instrument related thereto, or, if so required, such consent, approval, authorization, permit or license has been requested and obtained or such registration made or notice given or such other appropriate action taken on or prior to the date hereof;

(j)           the Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or to which it or its property is bound or affected;

(k)           no pollutants or other toxic or hazardous waste or substances, including any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including materials to be recycled, reconditioned or reclaimed) (collectively “substances”) which is regulated by law, regulation, ordinance or code have existed in, on or under any property of the Borrower or have been discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape (collectively referred to as an “incident”) on any property of the Borrower; the Borrower shall not permit third parties to cause an incident, shall take reasonable steps to ensure that an incident does not occur, and shall promptly take all appropriate steps to remedy an incident, in compliance with all local, state and federal laws and regulations should an incident occur;

(l)           no investigation, administrative order, consent order and agreement, litigation, or settlement (collectively referred to as the “action”) including, but not limited to, proceedings or actions commenced by any person (including, but not limited to any federal, state, or local government or agency or entity before any court or administrative agency) with respect to substances is proposed, threatened, anticipated or in existence with respect to any of the Borrower’s property;

(m)           the Project and the Borrower’s operations at the Project (i) to the Borrower’s knowledge, always have been and (ii) now are in compliance with all applicable federal, state and local statutes, laws and regulations; no notice has been served on the Borrower from any entity, governmental body or individual claiming any violation of any law, regulation, ordinance or code, or requiring compliance with any law, regulation, ordinance or code, or demanding payment or contribution for environmental damage or injury to natural resources, or any injury to human health;

(n)           no underground storage tanks are located on the Project or were located on the Project and subsequently removed or filled;

(o)           no dumps, sanitary landfills or gasoline service stations are or were located on the Project;

(p)           the Project is in compliance with all applicable provisions of the Americans with Disabilities Act; and

(q)           each and all of the warranties and representations of Borrower set forth and contained in each of the Bond Documents are true and correct in all material respects as of the date hereof.

SECTION 5.2.                           Covenants.  In addition to the covenants and agreements of the Borrower set forth and contained herein and the documents related hereto, the Borrower hereby covenants and agrees to and with the Lender, so long as the Letter of Credit remains outstanding, any amounts remain due and payable by the Borrower to the Lender pursuant to Article IV hereof:

(a)           that the Project does and shall comply with all applicable restrictions, conditions, ordinances, regulations and laws of governmental departments and agencies having jurisdiction over the Project, except for noncompliance that could not reasonably be expected to adversely affect the Project or the operation thereof, and does not and shall not violate any private restrictions or covenants or encroach upon or interfere with easements affecting the Land;

(b)           to keep, perform, enforce and maintain in full force and effect all of the terms, covenants, conditions and requirements of the Borrower Documents and the Bond Documents; not to amend, modify, supplement, terminate, cancel or waive any of the terms, covenants, conditions or requirements of any of said documents without the prior written consent of the Lender;

(c)           to deliver to the Lender, upon the request by the Lender, from time to time, and at any time, updated and recertified copies of the Organizational Documents;

(d)           upon the demand of Lender for reasonable cause, from time to time, to deliver to the Lender an updated survey showing the Project to be located within applicable lot lines of the Land and setback lines and not encroaching upon any easements, streets or adjoining property, and to deliver to Lender, from time to time, and at any time, updated and recertified copies of the Title Documents and the Organizational Documents;

(e)           not to create, permit to be created or to allow to exist, any liens, charges or encumbrances on the Project (other than Permitted Encumbrances) and the lien of general real estate taxes and pending and special assessments) except for such liens, charges and encumbrances which are being diligently contested in good faith by appropriate proceedings and provided that, if requested by Lender, Borrower shall have provided to Lender security satisfactory to Lender;

(f)           to obtain and maintain, or cause to be obtained and maintained, at all times during the term of this Agreement, if applicable (and, from time to time at the request of Lender, furnish Lender with proof of payment of premiums on):

(1)           comprehensive general liability insurance (including operations, contingent liability, operations of subcontractors, complete operations and contractual liability insurance) in such amount as Lender may require from time to time (but with coverage of not less than $2,000,000/$2,000,000) and naming Lender as an additional insured;

(2)           hazard insurance insuring against loss by fire, lightning, vandalism, malicious mischief and other risks customarily covered by a standard extended coverage endorsement, in an amount not less than the face amount of the Letter of Credit, or the full insurable value of the Project, whichever is greater, and naming Lender as mortgagee and loss payee;

(3)           flood insurance, if any of the Land is located in a “flood plain” as defined by the Federal Insurance Administration, in the maximum obtainable amount up to the face amount of the Letter of Credit, naming Lender as loss payee (unless Lender receives and approves a flood certificate certifying that all of the Land is not located in a “flood plain” as defined by the Federal Insurance Administration); and

(4)           rent loss or business interruption insurance, with respect to the perils set forth in paragraph (ii) above, in an amount sufficient to enable the Borrower to make the required payments under this Agreement, to pay taxes and insurance and continue operations during an assumed reconstruction period of one (1) year, naming Lender as mortgagee and loss payee;

such policies of insurance to be in form and content reasonably satisfactory to the Lender and to be placed with insurers reasonably acceptable to Lender licensed to transact business in the State of Minnesota and to contain an  agreement of the insurer to give not less than thirty (30) days’ prior written notice to the Lender in the event of cancellation, termination, amendment change or non-renewal of such policy affecting the coverage thereunder; acceptance of such insurance policies not to bar the Lender from requiring additional insurance (either in type or amount) at a later date which it reasonably deems necessary;

(g)           not to assign this Agreement or any interest herein;

(h)           to permit the Lender, acting by and through its officers, employees and agents, to examine all books, records, contracts, plans, drawings, permits, bills and statements of account pertaining to the Project and to make extracts therefrom and copies thereof;

(i)           to furnish to the Lender as soon as possible and in any event within five (5) days after the Borrower has obtained knowledge of the occurrence of an Event of Default, or an event which with the giving of notice or lapse of time or both would constitute an Event of Default, a statement signed by the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken, is taking or proposes to take to correct the same;

(j)           to hold the Lender harmless, and the Lender shall have no liability or obligation of any kind to the Borrower, creditors of the Borrower, or any third party, in connection with any defective, improper or inadequate workmanship performed in or about, or materials supplied to, the Land or the Project, or any mechanics’, suppliers’ or materialmen’s liens arising as a result of such defective, improper or inadequate workmanship or materials, and upon the Lender’s reasonable request, to replace or cause to be replaced any such defective, improper or inadequate workmanship or materials;

(k)           to pay and discharge all real estate taxes prior to the attachment of penalties with respect thereto and installments of special assessments payable therewith, and insurance premiums with respect to the insurance required to be maintained by the Borrower under the terms of any of the Borrower Documents, and utility charges incurred by the Borrower prior to or during the term of this Agreement, except if such taxes, assessments or premiums are being contested in good faith by appropriate proceedings and provided that, if requested by the Lender, the Borrower shall have deposited into escrow with the Lender an amount equal to such taxes, assessments or premiums plus penalties accrued thereon;

(l)           to keep accurate books of record and account for itself in which true and complete entries will be made in accordance with generally acceptable accounting principles consistently applied and, upon request of the Lender, give any representative of the Lender access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records, contracts, plans, drawings, permits, bills and statements of account pertaining to the Project, to inspect any of its properties and to discuss its affairs, finances and accounts with any of the Borrower’s officers, all at such times and as often as it may reasonably be requested by the Lender or its officers or representatives;

(m)           to promptly give notice in writing to the Lender of any and all litigation involving the Borrower where the amount in dispute exceeds $50,000 and is not covered by insurance, and of any and all litigation if the aggregate amount in dispute in connection with such litigation exceeds $50,000 and is not covered by insurance, and of any and all material  proceedings commenced against the Borrower by or before any court or governmental or regulatory agency;

(n)           to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which would materially and adversely affect the business or credit of the Borrower, except where diligently contested in good faith and by proper proceedings;

(o)           to preserve and maintain all of the Borrower’s rights, privileges and franchises necessary or desirable in the normal conduct of the Borrower’s business, not to suspend business operations or convey, transfer, encumber or pledge the Project;

(p)           to keep all of the assets and properties necessary in the Borrower’s business in good working order and condition, ordinary wear and tear excepted;

(q)           to obtain all necessary state, federal, local and private clearances, authorizations, permits and licenses with respect to the business operations of the Borrower;

(r)           to comply with all covenants and agreements in the Credit Agreement; and

(s)           to perform each and all of the covenants and agreements set forth and contained in the Bond Documents.

ARTICLE VI.

EVENT OF DEFAULT DEFINED; RIGHTS AND REMEDIES

SECTION 6.1.                           Event of Default Defined.  As used herein, the term “Event of Default” shall mean and include each or all of the following events:

(a)           the Borrower shall fail to pay, when due, (i) any amounts required to be paid by the Borrower under the Borrower Documents or the Bond Documents or any other indebtedness of the Borrower to the Lender or the Trustee or (ii) any amounts required to be paid by the Borrower to any third party of at least $100,000, in each case after giving effect to any applicable grace periods, whether any such indebtedness is now existing or hereafter arises and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

(b)           the Borrower shall fail to observe or perform any of the covenants, conditions or agreements to be observed or performed by it under the Borrower Documents, the Bond Documents or any credit or similar agreement between the Borrower and the Lender for a period of thirty (30) days after written notice, specifying such default and requesting that it be remedied, given to such party by the Lender;

(c)           the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due;

(d)           if a petition or answer proposing the adjudication of the Borrower as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or of all or substantially all of the assets of the Borrower or of the Project shall be appointed in any proceeding brought against the Borrower and shall not be discharged within sixty (60) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower (including, without limitation, the estate or interest of the Borrower in the Project or any part thereof) shall be levied upon or attached in any proceeding;

(e)           final judgment(s) for the payment of money in excess of $100,000, individually or in the aggregate, shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

(f)           the Borrower shall be or become insolvent (whether in the equity or bankruptcy sense);

(g)           any representation or warranty made by the Borrower in the Borrower Documents, the Bond Documents or any document related thereto shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

(h)           the Project is condemned, destroyed or damaged to any material extent and the same is not covered by insurance; or

(i)           the Borrower fails to maintain its operating line of credit and primary banking relationship with the Lender.

SECTION 6.2.                           Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Lender may, at its option, exercise any and all of the following rights and remedies (and any other rights and remedies available to it):

(a)           The Lender may instruct the Trustee to accelerate the Bonds and submit a drawing under the Letter of Credit pursuant to the Indenture.

(b)           The Lender may, by written notice to the Borrower, declare all indebtedness of every type or description owed by the Borrower to the Lender to be immediately due and payable and the same shall thereupon be immediately due and payable.

(c)           The Lender shall have the right, in addition to any other rights provided by law, to enforce its rights and remedies under the Borrower Documents and the documents related thereto.

(d)           The Lender may make demand upon the Borrower and forthwith upon such demand the Borrower will pay to the Lender in immediately available funds for deposit in the Cash Collateral Account an amount equal to the maximum amount then available to be drawn under the Letter of Credit (assuming compliance with all conditions for drawing thereunder).

(e)           The Lender, in its sole discretion, may pay any amount owing under the Bond Documents, including without limitation, principal of, interest and premium on the Bonds or the Lender may cure any other Event of Default under the Bond Documents.

(f)           The Lender may offset any deposits of the Borrower held by the Lender (including those held by the Lender in the Cash Collateral Account and any unmatured time deposits) against sums due hereunder or against any other indebtedness then owed by the Borrower to the Lender, whether or not then due.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.1.                           Indemnification by the Borrower.

(a)           The Borrower agrees to indemnify and hold harmless the Lender, its officers, agents and employees, against any and all losses, claims, damages or liability to which the Lender, its officers, agents and employees, may become subject under any law in connection with the carrying out of the transactions contemplated by this Agreement or the Bond Documents or the conduct of any activity at the Project (other than as a result of the act of commission or omission, including negligence or willful misconduct, of the Lender, its officers, agents and employees), and to reimburse the Lender, its officers, agents and employees, for any out-of-pocket legal and other expenses (including reasonable attorneys’ fees) incurred by the Lender, its officers, agents and employees, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions relating thereto.  The Lender agrees, at the request and expense of the Borrower, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses which may be available to the Lender.  The Borrower further releases and agrees to hold harmless the Lender, its officers, agents and employees, from any liability to the Borrower arising out of any covenant, representation or undertaking of the Borrower contained in this Agreement, the Bond Documents or the documents related hereto.  The provisions of this Section shall survive payment of the Letter of Credit and the payment and/or redemption of the Bonds.

(b)           Without limiting the generality of the foregoing, the Borrower shall bear all loss, expense (including reasonable attorneys’ fees) and damage in connection with, and agrees to indemnify and hold harmless, the Lender, its agents, servants and employees from all claims, demands and  judgments made or recovered against the Lender, its agents, servants and employees, because of bodily injuries, including death at any time resulting therefrom, and/or because of damages to property of the Lender, its agents, servants, employees, or others (including loss of use) from any cause whatsoever, if due to any act of omission or commission, including negligence, of the Borrower, its employees, servants or agents, but excluding any acts of omission or commission of the Lender, its employees, servants or agents.  The Borrower’s liability hereunder shall not be limited to the extent of insurance carried by or provided by the Borrower or subject to any exclusions from coverage in any insurance policy.  The obligations of the Borrower under this Section shall survive payment of the Letter of Credit and the payment and/or redemption of the Bonds.

(c)           The Borrower hereby indemnifies and holds harmless the Lender from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Lender may incur (or which may be claimed against the Lender by any person or entity whatsoever) (i) by reason of any untrue statement or alleged untrue statement of any material fact contained in any official statement or other offering document relating to the offer or sale of the Bonds or the omission or alleged omission to state therein a material fact necessary to make such statements, in light of the circumstances under which they are made, not misleading (except any statement or omission relating to the Lender contained in any written materials supplied or approved by the Lender), or (ii) by reason of or in connection with the execution and delivery or  transfer of, or payment or failure to pay under the Letter of Credit; provided, however, that the Borrower shall not be required to indemnify the Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Lender or its officers, directors, agents or employees, in connection with paying or wrongfully dishonoring a draw presented under the Letter of Credit.  Nothing in this Section 7.1 is intended to limit the Borrower’s Obligation of Reimbursement.

SECTION 7.2.                           Expenses.  The Borrower shall reimburse the Lender, upon demand, for all costs and expenses, including without limitation reasonable attorneys’ fees, appraisal fees, survey fees, closing charges, inspection fees, collateral audit fees, documentary or tax stamps, recording and filing fees, mortgage registration tax, insurance premiums and service charges, paid or incurred by the Lender in connection with (i) the preparation, negotiation, approval, execution and delivery of the Borrower Documents and any other documents and instruments related thereto; (ii) the review and approval of documents submitted by the Borrower to the Lender to satisfy the conditions precedent set forth in Article IV hereof or to obtain an Advance pursuant to Article III hereof; (iii) the negotiation of any amendments or modifications to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments or modifications; and (iv) the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender hereunder or under any of the foregoing documents, instruments or agreements, including without limitation costs and expenses of collection in the Event of Default, whether or not suit is filed with respect thereto.

SECTION 7.3.                           Addresses for Notices.  All notices to be given by any party to the others hereunder shall be in writing and deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified, postage prepaid, addressed as follows:

If to the Borrower:	Lifecore Biomedical, LLC 3515 Lyman Boulevard Chaska, Minnesota 55318 Attention: Chief Financial Officer

If to the Lender:	BMO Harris Bank N.A. 50 South Sixth Street, Suite 1000 Minneapolis, Minnesota 55402 Attention: Stacy Voves

SECTION 7.4.                           Time of Essence.  Time is of the essence in the performance of this Agreement.

SECTION 7.5.                           Binding Effect and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that the Borrower may not transfer or assign its rights hereunder without the prior written consent of the Lender.

SECTION 7.6.                           Waivers.  No waiver by the Lender of any right, remedy or Event of Default hereunder shall operate as a waiver of any other right, remedy, or Event of Default or of the same right, remedy or Event of Default on a future occasion.  No delay on the part of the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude other or future exercise thereof or the exercise of any other right or remedy.

SECTION 7.7.                           Remedies Cumulative.  The rights and remedies herein specified of the Lender are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have at law or in equity or by statute.

SECTION 7.8.                           Governing Law and Entire Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.  The Borrower Documents and the documents related thereto contain the entire agreement of the parties on the matters covered herein.  No other agreement, statement or promise relating to the subject matter hereof made by any party or by any employee, officer, or agent of any party that is not in writing and signed by all parties to this Agreement shall be binding.

SECTION 7.9.                           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 7.10.                           Not Joint Venturers.  The Lender is not, and shall not by reason of any provision of any of the Borrower Documents or the documents related thereto be deemed to be, a joint venturer with or partner or agent of the Borrower.

SECTION 7.11.                           Adequacy of Bond Proceeds.  The Lender has not made, nor shall it be deemed to have made, any representation or warranty that the funds to be advanced hereunder to the Borrower are or will be sufficient to fully complete the refunding of the prior Bonds.

SECTION 7.12.                           Jurisdiction; Waiver of Jury Trial.  THE BORROWER HEREBY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE OF MINNESOTA AND THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN SUCH STATE IN RESPECT OF ALL ACTIONS ARISING OUT OF OR IN CONNECTION WITH THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND THE DOCUMENTS RELATED HERETO.  THE BORROWER AND THE LENDER HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OF PROCEEDING RELATING TO THIS AGREEMENT AND ANY OF THE OTHER BORROWER DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO.  THE BORROWER AND THE LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

SECTION 7.13.                           Interest Rate.  Notwithstanding anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that contracting for or receipt thereof would be contrary to the provisions of law applicable to the Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Lender.

SECTION 7.14.                           Obligations Absolute.  Subject to Section 7.15 hereof, the obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, the following circumstances:

(a)           any lack of validity or enforceability of the Letter of Credit, the Bonds, any of the Bond Documents, or any other agreement or  instrument relating thereto (collectively the “Related Documents”);

(b)           any amendment or any waiver of or any consent to departure from all or any of the Related Documents;

(c)           the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the Issuer, the Trustee, any beneficiary or any transferee of the Letter of Credit (or any person or entity for whom the Issuer, the Trustee, any such beneficiary or any such transferee may be acting), or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

(d)           any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

(e)           payment by the Lender under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit.

SECTION 7.15.                           Liability of the Lender.  The Borrower assumes all risks of the acts or omissions of the Issuer, the Trustee or any beneficiary or transferee of the Letter of Credit with respect to its use of the Letter of Credit.  Neither the Lender nor any of their employees, officers or directors, in its or their capacity as issuer of the Letter of Credit shall be liable or responsible for:

(a)           the use which may be made of the Letter of Credit or for any acts or omissions of the Issuer, the Trustee or any beneficiary or transferee in connection therewith;

(b)           the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or

(c)           payment by the Lender against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit;

except that the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages (including reasonable attorneys’ fees, costs and expenses) suffered by the Borrower which were caused by:

(1)           the willful misconduct or gross negligence of the Lender or its officers, directors, agents or employees in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit; or

(2)           the willful failure or gross negligence of the Lender or its officers, directors, agents or employees to pay under the Letter of Credit after the presentation to it by the Trustee or an approved successor trustee of a draw and certificate strictly complying with the terms and conditions of the Letter of Credit.

SECTION 7.16.                           Borrower Bonds.  The Borrower has pledged, assigned, hypothecated, transferred and granted to the Lender a lien on and security interest in all its right, title and interest to all Borrower Bonds pursuant to the Pledge and Security Agreement.

SECTION 7.17.                           Term.  This Agreement shall automatically terminate upon the later of (i) expiration of the Letter of Credit, or (ii) payment in full of the Obligation of Reimbursement and all other amounts due and payable by the Borrower to the Lender hereunder or under the documents related hereto.

SECTION 7.18.                           Financial and Financial Reporting Covenants.  It is acknowledged that the Borrower and the Lender have entered into the Credit Agreement concerning the extension by the Lender to the Borrower of a line of credit and a term loan.  The failure by the Borrower to comply with any of the financial and financial reporting covenants in the Credit Agreement (after giving effect to any applicable grace periods), as the same may be amended, restated or reduced, shall, pursuant to Section 6.1(b) hereof, constitute an Event of Default hereunder.  In the event that during the term of this Agreement, the Borrower and the Lender are no longer parties to a credit or similar agreement, the financial and financial reporting covenants set forth in the most recent version of the Credit Agreement shall continue to be binding on the Borrower for the purposes of this Agreement unless and until the Borrower and the Lender agree in writing to modify or amend such financial and financial reporting covenants.

SECTION 7.19.                           USA Patriot Act.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

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[SIGNATURE PAGE TO REIMBURSEMENT AGREEMENT]

LIFECORE BIOMEDICAL, LLC

By:	/s/ Dennis J. Allingham
Dennis J. Allingham President and Chief Executive Officer

[SIGNATURE PAGE TO REIMBURSEMENT AGREEMENT]

BMO HARRIS BANK N.A.

By:	/s/ Stacy Voves
Its:	Vice President

By:	/s/ Jessica Markkula
Its:	Vice President